Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 10, 2016, with respect to the consolidated financial statements of Expedia, Inc. included in the Registration Statement (Form S-4 No. 333-210377) and related Prospectus of Liberty Expedia Holdings, Inc. for the registration of Series A Common Stock and Series B Common Stock.

/s/ Ernst & Young LLP

Seattle, Washington

June 9, 2016